As filed with the Securities and Exchange Commission on April 17, 1998

                                     										 File No. 333-


                    	SECURITIES AND EXCHANGE COMMISSION
                          	Washington, D.C. 20549

                                	FORM S-8

                        	REGISTRATION STATEMENT

                                 	Under

                       	The Securities Act of 1933

                             LIFEPOINT, INC.
            (Exact Name of Registrant as Specified in Its Charter)


        Delaware                     			        33-0539168
(State or Other Jurisdiction of				          (I.R.S. Employer
Incorporation or Organization)			            Identification No.)

10400 Trademark Street, Rancho Cucamonga, California         91730
   (Address of Principal Executive Offices)                (Zip Code)


        Financial Consulting Agreement dated as of January 19, 1998
                         (Full Title of the Plan)


                        Ms. Linda H. Masterson
                  						LifePoint, Inc.
                  						10400 Trademark Street
                  						Rancho Cucamonga, CA  91730
  	                     (909) 466-8047

      (Name, Address and Telephone Number of Agent for Service)

                  						Copy to:
                  						Robert W. Berend, Esq.
                       	Wachtel & Masyr, LLP
                       	110 East 59th Street
                  						New York, NY  10022

                	CALCULATION OF REGISTRATION FEE

<PAGE ii>

                             						Proposed		      Proposed
Title of						                     Maximum  		     Maximum
Securities			      Amount		        Offering		      Aggregate
to be			           to be			        Price		 	       Offering	   Amount of
Registered			      Registered		    Per Share(1)		  Price(1)    Registration Fee
-------------      ----------      ------------    --------    ----------------

Common Stock,		    300,000		       $0.50(2)		      $150,000(2)	 	$172.50
$.001 par
value shares

Common Stock		     300,000		       $2.00(3)	      	$600,000(3) 		$177.00
$.001 par value
issuable upon the
exercise of
options
                                                   							Total		$349.50


______________________

(1) Estimated solely for the purpose of calculating the registration fee.

(2) The proposed maximum offering price and the registration fee for the shares are computed on the basis of the price set in the Financial Consulting Agreement.

(3) The proposed maximum offering price and the registration fee for the shares to be issued upon the exercise of the options are computed, pursuant to Rule 457(h), on the basis of the exercise prices of the options as set forth in the Financial Consulting Agreement.

<PAGE I-1>

                          PART I

    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

	The information required by Item 1 of Part I is being separately provided by LifePoint, Inc., a Delaware corporation formerly named U.S. Drug Testing, Inc. (the "Company" or the Registrant"), to Michael M. Markow (the "Consultant") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Item 2.	  Registrant Information and Employee Agreement Annual
Information

	The Company will provide, without charge, to the Consultant, upon his written or oral request, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act. All requests should be directed to Linda H. Masterson, President and Chief Executive Officer, LifePoint, Inc., 10400 Trademark Street, Rancho Cucamonga, California, 91730, telephone number, (909) 466-8047.

<PAGE II-1>

                           PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	  Incorporation of Documents by Reference

	The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

(b) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and
December 31, 1997.

(c) the description of the Company's Common Stock, $.001 par value (the "Common Stock"), as contained in the Company's Registration Statement on Form 8-A filed on
February 4, 1998 under the Securities Exchange Act of
1934, as amended (the "Exchange Act").

	Certain events which are considered to be significant to the Company occurred subsequent to the filing of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and have been properly disclosed in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997. These documents are incorporated herein by reference as noted above. The disclosures regarding these

<PAGE II-2>

subsequent events included in the Company's Quarterly Reports on Form 10-Q should be read in conjunction with the Company's annual financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

 All documents subsequently filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.	  Description of Securities

	Not applicable.

Item 5.	  Interests of Named Experts and Counsel

	The financial statements of the Company at March 31, 1997 and 1996 and for the years then ended, appearing in the Company's Annual Report on Form 10-K and incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, and for the year ended March 31, 1995, by Wolinetz, Gottlieb & Lafazan, P.C., independent auditors, as set forth in their respective reports thereon (the former of which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the financial statements) which are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

	The validity of the shares offered hereby will be passed upon for the Company by Wachtel & Masyr, LLP, 110 East 59th
Street, New York, New York  10022.

Item 6.	  Indemnification of Directors and Officers

	The Company's Certificate of Incorporation provides for the maximum indemnification of the Company's officers and directors, employees and agents as permitted by Section 145 of the General Corporation Law of the State of Delaware (the "GCL"). Section 145(a) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

<PAGE II-3>

	Pursuant to Section 145(b) of the GCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, then, pursuant to Section 145(c) of the GCL, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under subsections (a) and (b) of Section 145 of the GCL, unless ordered by a court or advanced pursuant to this Section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made pursuant to subsection (d) of Section 145 if the person is a director or officer at the time of the determination: (a) by the stockholders; (b) by a majority vote of the directors who were not parties to the action, suit or proceeding, even if less than a quorum; (c) by a majority vote of a committee consisting of directors who were not parties to the action, suit or proceeding, even if less than a quorum; or
(d) if there are no directors who were not parties to the action, suit or proceeding, or if such directors so order, by independent legal counsel in a written opinion.

	Pursuant to Section 145(e) of the GCL, the corporation may provide that the expenses of a director or officer incurred in defending a civil or criminal action, suit or proceeding be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

	The indemnification and advancement of expenses authorized pursuant to the subsections of Section 145 of GCL described above: (a) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to an action in his or her official capacity and as to an action in another capacity while holding his or her office, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

<PAGE II-4>

	Section 145(g) of the GCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145. The
Company has in effect a standard directors' and officers' liability insurance policy.

	See the last undertaking in Item 17 to this Registration Statement.

Item 7.	  Exemption from Registration Claimed

	The 300,000 shares of the Common Stock issued pursuant to a Consulting Agreement, which constitutes the plan for the purposes of this Registration Statement, to Michael M. Markow
(the "Consultant"), of which 200,000 shares are currently being held in escrow, were, upon issuance, restricted securities as such term is defined in Rule 144(a)(3) promulgated under the Securities Act and were issued to the Consultant pursuant to the exemption from registration of Section 4(2) of the Securities
Act, in that it was a transaction not involving a public offering, only one offeree being involved.

Item 8.	  Exhibits

Number	   Exhibit
------    -------

4(a)	   Copy of Financial Consulting Agreement dated as of
        January 19, 1998 between the Registrant and the Consultant.

4(b)	   Form of stock option issued to the Consultant pursuant
        to Exhibit 4(b).

5	      Opinion of Wachtel & Masyr, LLP.

23(a)	  Consent of Wachtel & Masyr, LLP (included in Exhibit 5).

23(b)  	Consent of Ernst & Young LLP.

23(c)	  Consent of Wolinetz, Gottlieb & Lafazan, P.C.

Item 17.  Undertakings

	The undersigned Registrant hereby undertakes:

	1.	To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration
Statement:

<PAGE II-5>

		(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

	1.	That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	2.	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such

<PAGE II-6>

indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

<PAGE II-7>


                           SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on April 16, 1998.

                           								LIFEPOINT, INC.
                           								(Registrant)


                         						By: /s/ Linda H. Masterson
                                  --------------------------------------
	                           							Linda H. Masterson
                           								President and Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 16, 1998.


Signature					Title

/s/ Linda H. Masterson          				Principal Executive Officer and Director
----------------------
Linda H. Masterson

Position Vacant			                 	Principal Financial and Accounting Officer


/s/ Peter S. Gold                			Director
-----------------
Peter S. Gold

/s/ Jonathan J. Pallin           			Director
----------------------
Jonathan J. Pallin

/s/ Paul Sandler               		 		Director
----------------
Paul Sandler

<PAGE E-1>



                        LIFEPOINT, INC.

             REGISTRATION STATEMENT ON FORM S-8


                        E X H I B I T S

<PAGE E-2>


                         Exhibit Index

                                                											   	Page
Number	   Exhibit										                                   	Number
------    -------                                              ------

4(a)		Copy of Financial Consulting Agreement dated
    		as of January 19, 1998 by and between the
    		Registrant and Michael M. Markow
		    (the "Consultant")                                        E-3

4(b)		Form of Stock Option issued by
    		the Registrant to the Consultant pursuant
	    	to Exhibit 4(a)                                         	E-12

5		   Opinion of Wachtel & Masyr, LLP                          E-22

23(a)	Consent of Wachtel & Masyr, LLP is
    		included in their opinion filed as
		    Exhibit 5 hereto                                         E-22

23(b)		Consent of Ernst & Young LLP                           	E-24

23(c)		Consent of Wolinetz, Gottlieb & Lafazan, P.C.           E-25

<PAGE E-3>

                                                  	Exhibit 4(a)

                     FINANCIAL CONSULTING AGREEMENT
                     ------------------------------


	THIS AGREEMENT is made and entered into as of this 19th day of January, 1998, and is made by and between Michael M. Markow
(hereinafter, "Consultant") and U.S. Drug Testing, Inc., a
Delaware corporation (hereinafter, the "Company").


                          WITNESSETH:


	WHEREAS, the Company is desirous of obtaining financial advice and business consulting services (hereinafter, the "Services");

	WHEREAS, Consultant is experienced in providing financial advice and business consulting services such as the Services desired by the Company;

	WHEREAS, the Company desires to retain Consultant and Consultant desires to be retained to provide the Services to the Company;

	WHEREAS, Consultant will devote substantial time and incur substantial expense in connection with the provision of the Services to the Company, under and pursuant to the terms of this Agreement; and,

	WHEREAS, in consideration for Consultant agreeing to devote the time and incur the expense in performing the Services under and pursuant to the terms of this Agreement, the Company agrees to pay Consultant the considerations called for in this Agreement.

	NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the Company and Consultant hereby agree as follows:


                           AGREEMENT


	Section 1.	CONSULTING SERVICES.  Consultant shall provide to
the Company, when and as requested by the Company, from time to time and during normal business hours, financial advice and business consulting services concerning, but not limited to:

			(i)	acting as the liaison for the Company with
respect to institutional investors and/or broker-dealers utilized by the Company.

			(ii)	introducing market makers for the Company's
traded securities;

<PAGE E-4>

			(iii)	evaluating financing proposals the Company
may receive;

			(iv)	assisting the Company in stockholder and
investor relations, including the financial public relations and participating in the preparation of annual reports and other press or public releases of information;

			(v)	providing long-term business, managerial and
financial planning; and,

			(vi)	investigating and analyzing corporate
reorganization and expansion, and merger/acquisition opportunities.

In performing the services, Consultant may utilize the services of Worldwide Corporate Finance, a California corporation
(hereinafter, "WCF"), of which Consultant is the President.


	Section 2.	OTHER SERVICES.  In connection with the
Services to be provided by Consultant, Consultant shall assist the Company in the accumulation of any due diligence material and in the preparation of any and all documents on behalf of the Company as deemed necessary and appropriate by Consultant. Notwithstanding the foregoing, Consultant shall be under no obligation to provide Services for any minimum number of hours per month during the term hereof. Any other services requested by the Company, such as, for example, obtaining and/or rendering legal, tax or other opinions on specific transactions, shall be the subject of separate agreements between the Company and Consultant if not otherwise covered hereunder.


	Section 3.	TERM OF AGREEMENT.  This Agreement shall
become effective as of the date first written above and shall continue for a period of Two (2) Years thereafter (hereinafter, the "Term"), at which time this Agreement shall automatically expire.


	Section 4.	SCOPE OF RETENTION.  The Company hereby
retains Consultant as its non-exclusive financial advisor and business consultant during the Term of this Agreement. In the event that the Company does not call upon Consultant to perform Services during the Term of this Agreement, the Company shall nonetheless remain liable to pay the fee and additional compensation as set forth in Sections 5 and 6 hereof.


	Section 5.	INITIAL COMPENSATION.  As the initial
compensation for the Services, the Company shall pay Consultant upon execution of this Agreement the sum of One Hundred Fifty Thousand Dollars ($150,000), which sum shall be treated as a non-refundable retainer (the "Retainer"). Consultant has elected to receive payment of the Retainer in a non-cash transaction in which the fee set forth in this Section 5 shall be considered paid in full by delivery to Consultant the amount of Three Hundred Thousand (300,000) shares of the Company's common stock (hereinafter, the "Shares"), which Shares shall be put in escrow by the Company within Fifteen (15) Days from the date first written above and of which the amount of One

<PAGE E-5>

Hundred Thousand (100,000) Shares shall be released to Consultant immediately thereafter, and the balance of the Shares shall be released to Consultant in Four (4) equal installments in the amount of Fifty
Thousand (50,000) Shares each which installments shall be released to Consultant in Ninety (90) Day intervals following the date of the first release. The Shares shall be included by the Company in a registration statement on Form S-8 or other appropriate form which the Company shall file, with counsel selected and paid for by Consultant, provided that any such registration statement has been reviewed and approved from a legal perspective by counsel to the Company, with the Securities and Exchange Commission (hereinafter, the "SEC") to register those Shares as soon as the Company may lawfully do so.


	Section 6.	ADDITIONAL COMPENSATION.  In addition to the
Retainer payable pursuant to Section 5 hereof, Consultant shall be compensated with options (collectively, the "Options") as follows:

			(i)	Fifty Thousand (50,000) options
(hereinafter, the "First Options") each of these First Options entitling Consultant to purchase One (1) Share at the price per Share equal to One Dollar ($1.00), which First Options shall be exercisable from the date first written above and for a period of One Hundred and Fifty (150) Days thereafter;

			(ii)	Fifty Thousand (50,000) options
(hereinafter, the "Second Options") each of these Second Options entitling Consultant to purchase One (1) Share at a price per Share equal to One Dollar Fifty Cents ($1.50), which Second Options shall be exercisable from the date first written above and for a period of One Hundred and Eighty (180) Days thereafter;

			(iii)	Fifty Thousand (50,000) options
(hereinafter, the "Third Options") each of these Third Options entitling Consultant to purchase One (1) Share at a price per Share equal to Two Dollars Fifty Cents ($2.50), which Third Options shall be exercisable from the date first written above and for a period of One (1) Year thereafter;

			(iv)	Fifty Thousand (50,000) options
(hereinafter, the "Fourth Options") each of these Fourth Options entitling Consultant to purchase One (1) Share at a price per Share equal to Three Dollars ($3.00), which Fourth Options shall be exercisable from the date first written above and for a period of Two (2) Years thereafter; and,

			(v)	One Hundred Thousand (100,000) options
(hereinafter, the "Fifth Options") each of these Fifth Options entitling Consultant to purchase One (1) Share at a price per Share equal to Four Dollars ($4.00), which Fifth Options shall be exercisable from the date first written above and for a period of Three (3) Years thereafter.

The Company shall undertake to file a registration statement on Form S-8 or other appropriate form, with counsel selected and paid for by Consultant, provided that any such registration statement has been reviewed and approved from a legal perspective by counsel to the Company to register with the SEC the Shares underlying all the Options as soon as the Company may lawfully do so.

<PAGE E-6>

	Section 7.	PAYMENT OF REASONABLE COSTS.  Consultant
shall pay for all his or WCF's out-of-pocket expenses, including his or its travel and entertainment, incurred by Consultant or WCF in connection with the performance of the Services pursuant hereunder. All fees and disbursements of counsel and of auditors for engagements specific to the Services provided, if any, must be approved in writing by the Company and shall be the subject of separate agreements if not otherwise covered thereunder.

	Section 8.	NON-CIRCUMVENTION.  This Agreement requires
the services of third parties such as market makers, broker-dealers or financial institutions (hereinafter, collectively, the "Sources") doing business with Consultant pursuant hereunder. As soon as practicable after the date first written above the Company shall provide Consultant with a list of Sources already known to the Company which listed Sources shall be excluded from the provisions of this Section 8.
Notwithstanding the foregoing, prior to engaging on behalf of the Company any Source not listed, Consultant will identify such unlisted Source in writing to the Company, and the Company shall have Five (5) Business Days to provide proof to the satisfaction of Consultant that such unlisted Source is, in fact, already known to the Company.

With respect to any Source introduced by the Consultant, the Company warrants that it shall not, and shall use reasonable efforts to cause its partners, officers, employees, affiliates or associates not to, during the Term and for a period of Two
(2) Years following the termination or expiration of this
Agreement:

			(i)	disclose to any other party the identity of
any such introduced Source; and,

			(ii)	make any contact, or otherwise become
involved with any such introduced Source in any transaction for or, on behalf of, the Company.

The Company agrees that any such unauthorized disclosure and/or contact will cause irreparable harm and significant financial injury to Consultant and that, should legal action be required by Consultant to remedy any harm and/or financial injury, the financial burden of costs and remedies shall be borne by the Company.


	Section 9.	COUNTERPARTS.  This Agreement may be
executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.


	Section 10.	EXPERT TESTIMONY.  Should Consultant or any
of WCF's employees, contractors or affiliates be required to testify in the event of any litigation relating to matters with respect to which Consultant or WCF has expertise, such as, for example, matters similar to the Services pursuant hereunder, the Company agrees to pay Consultant or his designee, the Per Diem rate customary for experts providing such expert testimony in the jurisdiction where such testimony is to be provided, plus reasonable out of pocket expenses, for all the time required for such testimony.

<PAGE E-7>

	Section 11.	INDEMNIFICATION.  The Company and Consultant
agree to indemnify and hold the other party and all of the other party's officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations and expenses (including actual attorneys' fees) arising or resulting from or related to Consultant's performance of the Services pursuant hereunder, unless they are due to breach of this Agreement or gross negligence or willful misconduct of the party to be indemnified or of any of its officers, directors, employees, affiliates and agents.


	Section 12.	INDEPENDENT CONTRACTOR.  Consultant and the
Company hereby acknowledge and agree that Consultant is an independent contractor and is not a licensed broker-dealer. Consultant shall not hold himself out as, nor shall he take any action from which others might infer that he or WCF is a partner or agent of, or a joint venturer with the Company. In addition, Consultant shall take no action which binds, or purports to bind, the Company.


	Section 13.	LAW; FORUM AND JURISDICTION.  This Agreement
shall be construed and interpreted in accordance with the laws of the State of California. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the Term of this Agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association and the proceedings taking place in Los Angeles, California.


	Section 14.	NOTICES.  Any notices or other communications
required or permitted hereunder shall be sufficiently given if personally delivered, or sent by express mail or telegram, or transmitted by fax or e-mail, addressed as set forth herein below.

			If to Consultant:

			Michael M. Markow, President
			Worldwide Corporate Finance
			15760 Ventura Boulevard, Suite 1020
			Encino, CA 91436
			Phone:	1-818-783-0054
			Fax:	1-818-783-1120
			e-mail:	markow@flash.net

<PAGE E-8>

			If to the Company

			U.S. Drug  Testing, Inc.
			10400 Trademark Street
			Rancho Cucamonga, CA  91730
			Phone:  1-909-466-8047
			Fax:	 1-909-948-3591
			Attn:	 Linda H. Masterson, President and CEO

The parties may change their address to any other address as shall be furnished by written notice from any party changing address to the other party in the manner for giving notices as set forth in this Section 14. Any notice or communication given pursuant hereunder shall be deemed to have been given as of the date so delivered, sent, or transmitted.


	Section 15.	ATTORNEYS' FEES.  In the event that any
party institutes any action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.


	Section 16.	CONFIDENTIALITY.  Each party hereto agrees
with the other party hereto that, unless and until mutually agreed upon, they and their representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary or affiliate thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:

			(i)	to the extent such data or information are a
matter of public knowledge or are required by law to be published; and,

			(ii)	to the extent that such data or information
must be used or disclosed in order to consummate the transactions contemplated by this Agreement.


	Section 17.	TERMINATION.  This Agreement may be
terminated by Consultant during the Term hereof by notice to the Company in the event that the Company shall have provided materially inaccurate or misleading information, of any type or nature, to the Consultant, or failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by Consultant in writing.

<PAGE E-9>

Any termination of this Agreement pursuant to the proceeding paragraph of Section 17 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of the Company, except that the Company shall remain obligated to pay the fees, other compensation and costs otherwise to be paid, as set forth in Sections 5, 6 and 7 hereof.

This Agreement may be terminated by the Company for "Cause" by notice to Consultant in the event of failure by Consultant or WCF to perform his material duties hereunder which failure continues for not less than Thirty (30) Days after written notice from the Company is given to Consultant specifying such failure. The Company may also terminate for "Cause" if the Consultant or WCF is under investigation by the Securities and Exchange Commission, the Justice Department or any state agencies comparable to the aforementioned federal agencies; the Consultant or WCF has been convicted of a felony; any action by the Consultant or WCF involving dishonesty, fraud or gross or willful misconduct in connection with his or its service on behalf of the Company; intentional conduct on behalf of the Consultant or WCF which is knowingly detrimental to the Company and the Consultant's or WCF's failure to perform in a competent manner his duties resulting in damage or detriment to the Company. Upon termination of this Agreement by the Company for Cause, all Shares not already released to Consultant shall be canceled and Consultant shall return to the Company all Options not exercised by Consultant as of the date of termination, which unexercised Options shall become null and void.

	Section 18.	THIRD PARTY BENEFICIARIES.  This Agreement
is solely among and between Consultant and the Company and, except as specifically provided herein, no creditor, director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.


	Section 19.	SURVIVAL; TERMINATION.  The representations,
warranties and covenants of the respective parties shall survive the consummation of the transactions herein contemplated.


	Section 20.	AMENDMENT OR WAIVER.  Every right and remedy
provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other party shall be construed as a waiver of the same or any other obligation or default then, theretofore, or thereafter occurring or existing.
At any time during the Term this Agreement may be amended by a written amendment executed by the parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written notice executed by the waiving or extending party.


	Section 21.	INCORPORATION OF RECITALS.  All of the
recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

<PAGE E-10>


	Section 22.	HEADINGS; CONTEXT.  The headings of the
sections and paragraphs contained in this Agreement are for convenience of reference only, do not form a part hereof, and in no way modify, interpret or construe the meaning of this Agreement.


	Section 23.	BENEFIT.  This Agreement shall be binding
upon and shall inure only to the benefit of the parties hereto, and their assigns permitted hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.


	Section 24.	SEVERABILITY.  In the event that any
particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect and be binding upon the respective parties hereto.


	Section 25.	NO STRICT CONSTRUCTION.  The language of
this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.


	Section 26.	EXECUTION KNOWING AND VOLUNTARY.  In
executing this Agreement, the parties severally acknowledge and represent that each:

			(i)	has fully and carefully read and considered
this Agreement;

			(ii)	has been or has had the opportunity to be
fully apprised by his or its attorneys of the legal effect and meaning of this Agreement and all terms and conditions hereof;

			(iii)	has been afforded the opportunity to
negotiate as to any and all terms hereof; and,

			(iv)	is executing this Agreement voluntarily,
free from any influence, coercion or duress of any kind.


	Section 27.	ENTIRE AGREEMENT.  This Agreement represents
the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This
Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

<PAGE E-11>

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above.


"Consultant":



/s/Michael M. Markow
--------------------
Michael M. Markow




"Company":

U.S. Drug Testing, Inc.


/s/ Linda H. Masterson
----------------------
by:	Linda H. Masterson
its:	President and CEO


<PAGE E-12>

                                                Exhibit 4(b)


                    OPTION TO PURCHASE _______ SHARES
                          OF COMMON STOCK OF
                         U.S. DRUG TESTING, INC.

                              ISSUED TO

                           MICHAEL M. MARKOW

                     DATED:  JANUARY 19, 1998


	OPTION granted as of this 19th day of January, 1998 by U.S. DRUG TESTING, INC., a Delaware corporation (hereinafter called the "Corporation"), to MICHAEL M. MARKOW (hereinafter called the
"Optionee").

1.	Grant of Option.  In consideration of the Optionee's
agreement to serve as a consultant pursuant to an agreement dated as of January 19, 1998 (the "Consulting Agreement") with the Corporation, the Corporation, subject to the terms of this Agreement and the Consulting Agreement, hereby irrevocably grants to Optionee on January 19, 1998 (the "Date of Grant") the right to purchase (hereinafter called the "Option") an aggregate of up to ________ shares of the Common Stock, $.001 value (the "Common Stock), of the Corporation, subject to adjustment as provided in paragraph 8 hereof.

2.	Exercise Price.  The  exercise price of the shares of
the Common Stock covered by the Option will be $_____ per share, subject to adjustment as provided in paragraph 8 hereof.

3.	Exercise of Option.  The Option may be exercised from
time to time, in whole or in part, during the period commencing
__________, 1998 and terminating on _______________ (the
"Expiration Date").

	The Option may be exercised as provided in this Section 3 by notice and payment to the Corporation as provided in Sections
6 and 9, respectively, hereof.

<PAGE E-13>

4.	Rights as Stockholder.  The holder of the Option will
not have any right to dividends or any other rights of a stockholder with respect to a share of the Common Stock subject to the Option until such share shall have been issued to him following exercise of the Option. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation, provided that the date of issue shall not be earlier than the Exercise Date with respect to such share.

5.	Registration.

a) The Optionee understands that the shares of the Common Stock subject to the Option and issuable upon the exercise thereof may not, at the time of exercise, be registered under the Securities Act of 1933, as amended (the "Securities Act"), nor is the Option or such shares registered under the Securities Act on the Date of Grant. The Optionee represents that the Option is being acquired by him, and, in the event the underlying shares are not registered at the time of exercise, such shares of the Common Stock will be acquired by him, for investment for his own account and not with a view to, or in connection with, the sale or other distribution thereof.

b) In the event the shares issuable upon exercise of the Option are not then registered or, if required by the Securities Act, there is not in effect a prospectus complying with Section 10(a) of the Securities Act, the certificate or certificates for the shares of the Common Stock issued upon such exercise shall bear the following legend:

<PAGE E-14>

"The shares evidenced by this Certificate have been purchased for investment and may not be sold or transferred unless there is delivered an opinion of counsel to the Company that either (1) such shares have been registered under the Securities Act of 1933, as amended, and, if required, there is in effect a current prospectus meeting the requirements of subsection 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of such shares for sale or transfer, or (2) such shares may sold without violating Section 5 of said Act."

6.	Method of Exercise of Option.  Subject to the terms
and conditions of this Agreement, the Option will be exercisable by notice and payment to the Corporation in accordance with the procedure prescribed herein. Each such notice, which may be in the form of Exhibit A hereto, shall:

a) state the election to exercise the Option and the number of shares of the Common Stock in respect of which it is being exercised;

b) contain, if requested, a representation and agreement as to investment intent with respect to such shares in form satisfactory to the Corporation's counsel;

c) be signed by the person or persons entitled to exercise the Option, including the address to which share certificates are to be delivered, and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and

d) be accompanied by payment in full of the purchase price for the shares of the Common Stock covered by the notice in the form of a check, bank draft or money order payable to the Corporation.

	Upon receipt of such notice (such date and time of receipt being herein called the "Exercise Date"), the Option will be deemed to have been exercised with respect to such particular shares of the Common Stock if, and only if, the preceding provisions of this Section 6

<PAGE E-15>

and the provisions of Section 9 hereof shall have been complied with. Notwithstanding anything in this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this Section 6 will be void and of no effect if all the preceding provisions of this Section 6 and the provisions of Section 9 shall not have been complied with.
The certificate or certificates representing the shares of the Common Stock as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option and will be delivered, as soon as practicable after the Exercise Date, to the person or persons exercising the Option at the place specified in the notice of exercise of the Option, but only upon compliance with all of the provisions of this Agreement.

7.	Stock Dividend and Capital Changes.

a) In the event that the Corporation shall pay a stock dividend with respect to the Common Stock, the number of shares of the Common Stock subject to this Option shall be increased by the number of shares which would have been issuable to the holder if such holder had exercised this Option immediately prior to the record date related to the declaration and payment of such share dividend.
The exercise price of the shares subject to the Option shall be appropriately adjusted as provided in subsection
(d) of this Section 7.

b) If the Corporation shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of the Common Stock subject to this Option immediately prior to such subdivision shall be proportionately increased and, if the Corporation shall at any time combine the outstanding Common Stock by recapitalization, reclassification of combination thereof, the number of shares of the Common Stock subject to this Option

<PAGE E-16>

immediately prior to such combination
shall be proportionately decreased. The adjustment to the exercise price pursuant to subsection (d) of this Section
7 and the adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.

c) In case of any reclassification or capital reorganization of the outstanding shares of the Common Stock (other than a change covered by subsection (b) of this Section 7 which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holder of this Option shall have the right thereafter (until the expiration of the right of exercise of the Option) to receive upon the exercise hereof, for the same aggregate exercise price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of the Common Stock obtainable upon the exercise of this Option immediately prior to such event. The provisions of this subsection
(c) of this Section 7 shall similarly apply to successive reclassifications, capital reorganizations, mergers or consolidations, sales or other transfers.

d) Whenever the number of shares of the Common Stock purchasable upon the exercise of this Option is adjusted, as provided in this Section 7, the exercise price shall be

<PAGE E-17>

adjusted (to the nearest one tenth of a cent) by multiplying such exercise price immediately prior to such adjustment by fraction, the numerator of which shall be the number of shares of the Common Stock purchasable upon the exercise of this Option immediately prior to such adjustment and the denominator of which shall be the number of shares of the Common Stock so purchasable immediately thereafter.

e) Upon the occurrences of each event requiring an adjustment of the exercise price and the number of shares of the Common Stock obtainable upon exercise of this Option in accordance with, and as required by, the terms of this Section 7, the Corporation may employ a firm of certified public accountants (which may be the regular accountants for the Corporation) which shall compute the adjusted exercise price and the adjusted number of shares of the Common Stock purchasable at such adjusted exercise price by reason of such event in accordance with the provisions of this Section 7. The Corporation shall mail forthwith to the holder of this Option a copy of the certification containing such computation which shall be conclusive and shall be binding upon the holder of the Option and the Company.

8.	Notices.  Each notice relating to this Agreement will
be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at 10400 Trademark Avenue, Rancho Cucamonga, California 91730, attention of the President. All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at Worldwide Corporate Finance, 15760 Ventura Boulevard, Suite 1020, Encino, California 91436. Anyone to whom a notice may

<PAGE E-18>

be given under this Agreement may designate a new address by notice to that effect given in accordance with this provision.

9.	Approval of Counsel.  Should the Optionee elect to
exercise all or part of the Option prior to the effectiveness of a registration statement covering the securities as to which the Option is being exercised, the exercise of the Option and the issuance and delivery of shares of the Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, or corresponding provision of future law, and the Securities Exchange Act of 1934, as amended, or corresponding provision of future law, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of the National Association of Securities Dealers, Inc.

10.	Reservation of Shares. The Corporation shall at all
times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

11.	Disputes.  Any dispute or disagreement which arises
under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement, will be resolved by the Board of Directors of the Corporation. Any such resolution made hereunder shall be final, binding and conclusive for all purposes upon all persons.

12.	Limitation of Action.  The Optionee agrees that every
right of action accruing to him and arising out of , or in connection with, this Agreement against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of there (3) years from the date of the act or omission in respect of which such right of action.

<PAGE E-19>

13.	Benefits of Agreement.  This Agreement will inure to
the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs and assigns.

	IN WITNESS WHEREOF, the Corporation has caused this Option to be executed in its name by its President as of the day, month and year first above written.

                      							      U.S. DRUG TESTING, INC.



                                 	By:____________________________
                               						President


<PAGE E-20>

                             EXHIBIT A

                       ELECTION TO PURCHASE


To U.S. Drug Testing, Inc.

c/o ________________________
    ________________________
    ________________________

	The undersigned hereby irrevocable elects to exercise the
foregoing Option to purchase             shares of the Common
Stock issuable upon the exercise of the Option and requests that a certificate for such shares shall be issued in the name of

________________________________________________________________
                          (Name)

________________________________________________________________
                         (Address)
________________________________________________________________
                     (Taxpayer number)

and be delivered to_____________________________________________
                          (Name)
at______________________________________________________________
                         (Address)

and, if said number of shares of the Common Stock shall not be all the shares of the Common Stock evidenced by the foregoing
Option, that a new Option for the balance remaining of such said shares be registered in the name of

________________________________________________________________
                           (Name)

________________________________________________________________
                          (Address)
________________________________________________________________
                      (Taxpayer number)

and delivered to the undersigned at the address below stated.
Dated:___________, _____

<PAGE E-21>

Name of holder of Option:

________________________________________________________________
                         (please print)
________________________________________________________________
                            (Address)

________________________________________________________________
                           (Signature)

Note:	The above signature must correspond with the
name as written upon the face of the Option in every particular, without alteration or enlargement or any change whatever.

<PAGE E-22>


                                                       Exhibit 5



                                        April 16, 1998


LifePoint, Inc.
10400 Trademark Street
Rancho Cucamonga, CA  91730

Dear Sirs:

	We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by LifePoint, Inc. (the "Company") under the Securities Act of 1933, as amended, relating to (1) 300,000 shares (the "Shares") of the Common Stock, $.001 par value per share (the "Common Stock"), of the Company issued to Michael M. Markow (the "Consultant") and (2) 300,000 shares of the Common Stock issuable upon the exercise of the following stock options (the "Options"): (a) a stock option expiring June 17, 1998 to purchase 50,000 shares at $1.00 per share; (b) a stock option expiring July 20, 1998 to purchase 50,000 shares at $1.50 per share; (c) a stock option expiring January 18, 1999 to purchase 50,000 shares at $2.50 per share;
(d) a stock option expiring January 18, 2000 to purchase 50,000 shares at $3.00 per share; and (e) a stock option expiring January 18, 2001 to purchase 100,000 shares at $4.00, the Shares being issued and the Options being granted pursuant to the terms of a financial consulting agreement dated as of January 19, 1998 (the "Agreement") by and between the Company and the Consultant.

	As counsel to the Company, we have examined the Certificate of Incorporation of the Company, its By-laws, its minutes, the Options, the Agreement and other corporate proceedings relating to the authorization and issuance of the Shares and the authorization of the Options and have reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examination as we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.

	Based upon such examination, it is our opinion that:

	1.	The Company is duly organized and validly existing
under the laws of the State of Delaware; and

	2.	The Shares are, and the 300,000 shares of the Common
Stock to be issued upon exercise of the Options will, upon issuance pursuant to exercise of the respective Option in

<PAGE E-23>

accordance with the terms of the respective Option and the Agreement, be, validly issued, fully paid and nonassessable.

	In addition, we hereby consent to the filing of this option as an Exhibit to said Registration Statement and to the reference to our firm in Item 5 of the Registration Statement and under the caption "Description of Consulting Agreement-Tax
Effects" in the Section 10(a) Prospectus.

                         							Very truly yours,



                        							/s/ WACHTEL & MASYR, LLP

<PAGE E-24>


                                              Exhibit 23(b)



                   CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement on Form S-8 pertaining to the Financial Consultation Agreement dated as of January 19, 1998 and to the incorporation by reference therein of our report dated July 3, 1997, with respect to the financial statements of LifePoint, Inc., formerly named U.S. Drug Testing, Inc., included in its Annual Report on Form 10-K for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Riverside, California
April 10, 1998

<PAGE E-25>


                                                   Exhibit 23(c)



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement on Form S-8 pertaining to the Financial Consultation Agreement dated as of January 19, 1998 and to the incorporation by reference therein of our report dated May 26, 1995, with respect to the statements of operations, stockholders' equity and cash flows for the fiscal year ended March 31, 1995 of LifePoint, Inc., formerly named U.S. Drug Testing, Inc., included in its Annual Report on Form 10-K for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


/s/ Wolinetz, Gottilieb & Lafazan, P.C.


Rockville Center, New York
April 10, 1998

<PAGE P-1>


                              PROSPECTUS

                           LIFEPOINT, INC.

       300,000 Shares of Common Stock and 300,000 Shares Issuable
                  Upon the Exercise of Stock Options

                    ______________________________

   Financial Consulting Agreement dated as of January 19, 1998 by and between LifePoint, Inc. and Michael M. Markow

                   ______________________________

	This Prospectus relates to an offering by LifePoint, Inc., formerly named U.S. Drug, Inc. (the "Company"), of 300,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock"), issued to Michael M. Markow (the "Consultant"), and an aggregate of 300,000 shares of the Common Stock to be issued upon the exercise of the following stock options (the "Options"): (1) a stock option expiring June 17, 1998 (the "First Option") to purchase 50,000 shares at $1.00 per share; (2) a stock option expiring July 20, 1998 (the "Second Option") to purchase 50,000 shares at $1.50 per share; (3) a stock option expiring January 18, 1999 (the "Third Option") to purchase 50,000 shares at $2.50 per share; (4) a stock option expiring January 18, 2000 (the "Fourth Stock Option") to purchase 50,000 shares at $3.00 per share; and (5) a stock option expiring January 18, 2001 (the "Fifth Option") to purchase 100,000 shares at $4.00 per share granted, pursuant to a written financial consulting agreement dated as of January 19, 1998 (the "Consulting Agreement") by and among the Company and the Consultant.

	Because the Consultant, as of the date of this Prospectus, is not an affiliate of the Company as the term "affiliate" is defined in Rule 405 under the Securities Act of 1935, as amended (the "Securities Act"), the Consultant may, from time to time, sell without restrictions, the Shares and, after exercise of an Option, similarly sell the shares of the Common Stock underlying the Option (the "Underlying Shares"). In the event that the Consultant subsequently becomes an affiliate of the Company, he may not resell under this Prospectus the Shares or the
Underlying Shares.
______________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSEPCTUS.  ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
______________________________

           The date of this Prospectus is April 17, 1998

<PAGE P-2>

                   AVAILABLE INFORMATION

	The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the following Web site address: http://www.sec.gov.

	The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the Shares and the Underlying Shares. This Prospectus which is a part of the Registration Statement, sets forth certain information with respect to the Agreement and is being distributed to the Consultant pursuant to the Securities Act. This Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete and, where such document is an exhibit to the Registration Statement or is incorporated herein by reference, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

	The Company will provide without charge to each person to whom a Prospectus has been delivered, upon the written or oral request of such person, a copy of any and documents required to be delivered pursuant to Rule 428(b) under the Securities Act and a copy of any or all of the other documents that have been incorporated by reference in the Registration Statement.
Requests for such copies should be directed to LifePoint, Inc.,
Attention: Linda H. Masterson, President and Chief Executive Officer, 10400 Trademark Street, Rancho Cucamonga, CA 91730,
Telephone: (909) 466-8047.

                       INTRODUCTION

	This Prospectus relates to (1) 300,000 shares of the Common Stock valued at $.50 per share issued by the Company to the Consultant in lieu of cash consideration of $150,000 for performance of certain consulting services and (2) 300,000 shares of the Common Stock issuable upon the exercise of the Options granted as additional compensation for the performance of such

<PAGE P-3>

consulting services, the consulting services to be performed pursuant to the Consulting Agreement.

The Company's executive offices are located at 10400
Trademark Street, Rancho Cucamonga, CA 91730, telephone number
(909) 466-8047.


               DESCRIPTION OF CONSULTING AGREEMENT

	The following description of the Consulting Agreement is only a summary and does not purport to be complete. It is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 4(a) to the Registration Statement of which this Prospectus is a part and is incorporated herein by this reference.

General Information

	The Consulting Agreement is administered for the Company by its President and Chief Executive Officer. Officers of the
Company are elected by its Board of Directors and serve at the discretion of the Board. Such officers have the authority to construe and interpret any of the provisions of the Consulting Agreement.

	The officers and directors of the Company, except in such capacity, have no material relationship with the Company, its employees or its affiliates.

	The Consulting Agreement is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Internal
Revenue Code of 1986, as amended (the "Code").

Description of Services

	The services to be performed by the Consultant under the Consulting Agreement include acting as a liaison for the Company with respect to any investment bankers, institutional investors, selling agents and/or broker-dealers utilized by the Company, engaging market makers for the Company's traded securities, of which the Common Stock is currently the only traded security, supervising stockholder and investor relations, evaluating financing proposals the Company may receive, providing long-term business, managerial and financial planning and investigating and analyzing corporate reorganization and expansion and merger/acquisition opportunities. In performing the services, the Consultant may use, to assist him, the services of Worldwide Corporate Finance, a California corporation ("WCF") of which he is the President.

Term of Consulting Agreement

	The Consulting Agreement terminates on January 18, 2000.

	The Consulting Agreement may be terminated by the Consultant during the term by notice to the Company in the event that the Company shall have provided materially inaccurate

<PAGE E-4>

or misleading information, of any type or nature, to the Consultant, or failed or been unable to comply in any material respect with any of the terms, conditions or provisions of the Consulting Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times, if any, therein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by the Consultant in writing.

	The Consulting Agreement may be terminated by the Company for "Cause" by notice to Consultant in the event of the failure by the Consultant to perform its material duties thereunder which failure continues for not less than thirty days after written notice from the Company is given to the Consultant specifying such failure. The Company may also terminate for "Cause" if the Consultant or WCF is under investigation by the Commission, the Justice Department or any state agencies comparable to the aforementioned federal agencies; the Consultant or WCF has been convicted of a felony; any action by the Consultant or WCF involving dishonesty, fraud or gross or willful misconduct in connection with the services on behalf of the Company; intentional conduct on behalf of the Consultant or WCF which is knowingly detrimental to the Company and the Consultant's or WCF's failure to perform in a competent manner his or its duties resulting in damage or detriment to the Company. Upon termination of this Agreement by the Company for Cause, all of the Shares not already released to the Consultant shall be cancelled and the Consultant shall return to the Company all Options not exercised by the Consultant as of the date of termination, which unexercised Options shall become null and void.

Securities To Be Offered

	The Consulting Agreement provides for initial compensation of $150,000 as a non-refundable retainer for the Consultant's services. The Consultant has elected to receive, in lieu of a cash payment, 300,000 shares of the Common Stock (i.e., the Shares) valued at $.50 per share. 200,000 shares were placed in escrow and will be released to the Consultant 50,000 shares on each of May 4, 1998, August 3, 1998, October 31, 1998 and
January 29, 1999 unless the Consulting Agreement is terminated prior thereto (see the section "Term of Consulting Agreement" under this caption "Description of Consulting Agreement").

	The Consultant also received, as additional compensation, the Options to purchase an aggregate of 300,000 shares of the Common Stock (see the section "Purchase of Securities Pursuant to the Consulting Agreement and Payment for Securities Offered" under this caption "Description of Consulting Agreement").


Purchase of Securities Pursuant to the Consulting Agreement and Payment for Securities Offered

	The First Option to purchase 50,000 shares of the Common Stock at $1.00 per share expires June 17, 1998. The Second Option to purchase 50,000 shares of the Common Stock at $1.50 per share expires July 20, 1998. The Third Option to purchase 50,000 shares of the Common Stock at $2.50 per share expires January 18, 1999. The Fourth Option to purchase 50,000 shares of the Common Stock at $3.00 per share expires January 18, 2000. The Fifth Option to purchase 100,000 shares at $4.00 per share expires January 18, 2001. If the Company

<PAGE P-5>

terminates for Cause (see the section "Term of the Consulting Agreement" under this caption "Description of Consulting Agreement"), the unexercised Options will become null and void.

	The Consultant may exercise the Options with respect to all of the Underlying Shares then available for purchase or with respect to such lesser number of shares of the Underlying Shares as he, from time to time, desires prior to the expiration dates or the earlier termination of the Options.

	The Options will be deemed exercised upon receipt by the Company, at its principal office, during the term of the Options of (a) a written notice signed by the Consultant advising of the Consultant's exercise of the Options with respect to the specified number of shares of the Underlying Shares and (b) payment in the form of a check, bank draft or money order of the full purchase price for the number of shares of the Underlying Shares covered by the notice. A check, bank draft or money order will be accepted as payment, subject to collection, and stock certificates registered in the name of the Consultant for the number of shares of the Underlying Shares covered by such exercise will be delivered by the Company within five business days after such collection. The shares of the Common Stock to be issued upon exercise will be issued from authorized by unissued shares (or, if available and the Board of Directors of the Company so directs, from treasury shares) and the Company will not purchase shares in the open market for such purpose.

	The Shares are, and upon issuance the Underlying Shares will be, deemed fully paid and nonassessable and shall be free and clear of all liens and encumbrances.

Restrictions on Transfer

	200,000 shares of the Shares, until released from escrow, and the Options may not be assigned or transferred in whole or in part by the Consultant. The Shares and the Underlying Shares have been registered under the Securities Act pursuant to the Registration Statement. Because the Consultant is currently not an affiliate of the Company (as the term "affiliate" is defined in Rule 405 under the Securities Act), he may, from time to time, sell, without restriction, the Shares and, after the exercise of an Option, similarly sell the Underlying Shares subject to such Option. In the event that the Consultant subsequently becomes an affiliate of the Company, he may not resell under this Prospectus the Shares or the Underlying
Shares.

Tax Effects

	The following is a summary of the federal income tax provisions under the Code currently applicable to the Shares and the Options, including the consequences of exercise of the Options, based upon advice to the Company by Wachtel & Masyr, LLP, its counsel. The Consultant should consult his own tax advisors concerning legislative or administrative developments, as well as his individual federal income tax position before exercising the Options or disposing of the Shares or any shares of the Underlying Shares. The Company makes no representation as to the tax status or effect of the Options under the Code or the tax consequences under the laws of any state or other jurisdiction of (1) the issuance and subsequent sale of the

<PAGE P-6>

Shares or (2) the granting of the Options, any exercise thereof or of any sale of any shares of the Underlying Shares acquired pursuant thereto.

1.	The Shares

	The issuance to the Consultant of the 100,000 shares of the Shares not held in escrow will result in taxable income to the Consultant in an amount equal to the fair market value of such shares at the time of its receipt.

	The release from escrow of any of the 200,000 shares of the Shares will result in taxable income to the Consultant in an amount equal to the excess of the fair market value of such shares at the time they are released to the Consultant over the amount, if any, paid for the shares, unless the Consultant has made an election under Section 83(b) of the Code. If such an election has been made, the Consultant will realize taxable income at the time such shares are placed in escrow, even though such shares may be forfeited subsequently and never received by him, to the extent of the excess of the fair market value of such shares at the time the shares are placed in escrow over the amount, if any, paid for the shares and no compensation will be includable in the gross income of the Consultant when such shares are released from escrow. If any of the shares are forfeited at a later time, an ordinary loss will not be allowed to the Consultant.

	The Company is entitled to a deduction equal to the amount included in the gross income of the Consultant in the tax year in which the Consultant is required to include such amount.

	Upon a subsequent sale of shares of the Shares received by the Consultant, he will realize gain or loss to the extent that the proceeds of the sale exceed (in the case of a gain), or are less than (in the case of a loss), the Consultant's tax basis in the shares. His tax basis in the Shares will be the amount he paid for the Shares, if anything, plus the amount included in his gross income with respect to the receipt of the Shares. His gain or loss will be short-term or long-term capital gain or loss depending upon the Consultant's holding period for the Shares. The holding period for purposes of the capital gain rules begins when the Shares are received by the Consultant, except that, if an election under Section 83(b) is made, the holding period begins when the Shares are transferred into escrow.

2.	The Options

	The grant of the Options under the Agreement has no immediate tax consequences to the Consultant or the Company under the Code. Upon the exercise of an Option, the Consultant will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of the Underlying Shares as to which the Option is exercised over the exercise price on the date of the exercise of the Option. The Consultant's tax basis in such shares of the Underlying Shares will be the exercise price plus the amount of ordinary income recognized by the Consultant and the Consultant's holding period will commence on the date of exercise.

	Upon a subsequent sale of any shares of the Underlying
Shares, any difference between the tax basis of such shares of the Underlying Shares and the amount realized on the sale is

<PAGE E-7>

treated under the Code as short-term or long-term capital gain or loss, depending on the holding period of such shares of the Underlying Shares.

Annual Report

	The Company is delivering to the Consultant with this Prospectus a copy of its Annual Report on Form 10-K for the fiscal year ended March 31, 1997. The Company did not have any Annual Report to Stockholders pursuant to Rule 14a-3(b) under the Exchange Act other than the foregoing Form 10-K. In addition, no prospectus was filed pursuant to Rule 424(b) under the Securities Act or a registration statement on Form 10 under the Exchange Act that contained audited financial statements for the Company's latest fiscal year.

<PAGE E-i>


No person has been authorized to give any
information or to make any representations
in connection with this offering other than               LIFEPOINT, INC
those contained in this Prospectus and, if given
or  made, such information or representations            300,000 Shares of
must not be relied upon as having been autho-	           Common Stock and
rized by the Company.  This Prospectus does              300,000 Shares of
not constitute an offer to sell or a solicitation 		     Common Stock Issuable
of an offer to buy the shares offered hereby to 		       Upon the Exercise of
any person in any state or other jurisdiction in 			     Options
which such offer or solicitation would be un-
lawful.  Neither the delivery of this Prospectus
nor any distribution of the Shares or the
Underlying Shares under the terms of the
Consulting Agreement (which constitutes the
plan) shall, under any circumstances, create
any implication that the information con-
tained herein is correct as of any time sub-
sequent to the date hereof.


TABLE OF CONTENTS                                       PROSPECTUS

                          					       	Page

Introduction                           		2
Description of Consulting Agreement		    3
General Information		                    3
Description of Services                 	3
Term of Consulting Agreement            	3
Securities To Be Offered                 4		        April 17, 1998
Services To Be Offered
Purchase  of Securities Pursuant
 to the Consulting Agreement
 and Payment for Securities Offered	    	4
Restrictions on Transfer		               5
Tax Effects	                            	5
Annual Report		                          7

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Lifepoint/Sec Filing/Form S-8 April 9, 1998